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                             AMENDMED AND RESTATED

                                    BY-LAWS

                                       OF

                            VIROPHARMA INCORPORATED

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                                  ARTICLE I
                                  ---------
                                 Stockholders
                                 ------------

     Section 1.1.  Annual Meetings.   An annual meeting of stockholders shall be
                   ---------------
held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     Section 1.2.  Special Meetings.   Special meetings of stockholders may be
                   ----------------
called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting.

     Section 1.3.  Notice of Meetings.   Whenever stockholders are required or
                   ------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     Section 1.4.  Adjournments.   Any meeting of stockholders, annual or
                   ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.5.  Quorum.   At each meeting of stockholders, except where
                   ------
otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the
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outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend.

     Section 1.6.   Organization.  Meetings of stockholders shall be presided
                    ------------
over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 1.7.   Voting; Proxies.   Unless otherwise provided in the
                    ---------------
certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

     Section 1.8.   Fixing Date for Determination of Stockholders of Record.
                    -------------------------------------------------------
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to

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express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.9.   List of Stockholders Entitled to Vote. The Secretary shall
                    -------------------------------------
prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 1.10.  Consent of Stockholders in Lieu of Meeting.   Any action
                    ------------------------------------------
required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II
                               Board of Directors
                               ------------------

     Section 2.1.   Number; Qualifications.   The Board of Directors shall
                    ----------------------
consist of four or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     Section 2.2.   Election; Resignation; Removal; Vacancies.     At each
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annual meeting of Stockholders, the Stockholders shall elect directors, each to hold office for the term applicable to the class to which such director is elected in accordance with the Certificate of Incorporation or until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. The

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Stockholders may remove any director with or without cause at any time. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of Stockholders. Each director elected to fill a vacancy in the Board of Directors shall complete the term of office of the director who has been succeeded or until his successor is elected and qualified or until his earlier resignation or removal. In the case of an election of a new director to fill a directorship created by an enlargement of the Board, the Board shall, in such election, assign the class of directors to which such additional director is being elected in accordance with the Certificate of Incorporation, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

     Section 2.3.   Regular Meetings.   Regular meetings of the Board of
                    ----------------
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     Section 2.4.   Special Meetings.   Special meetings of the Board of
                    ----------------
Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by one-third of the members of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     Section 2.5.   Telephonic Meetings Permitted.   Members of the Board of
                    -----------------------------
Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in persons at such meeting.

     Section 2.6.   Quorum; Vote Required for Action.   At all meetings of the
                    --------------------------------
Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.7.   Organization.   Meetings of the Board of Directors shall be
                    ------------
presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8.   Informal Action by Directors.   Unless otherwise restricted
                    ----------------------------
by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting

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if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                                  ARTICLE III
                                   Committees
                                   ----------

     Section 3.1.   Committees.   The Board of Directors may, by resolution
                    ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise prohibited by a resolution of the Board of Directors, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these by-laws, declaring a dividend or authorizing the sale, offering or issuance of stock.

     Section 3.2.   Committee Rules.   Unless the Board of Directors otherwise
                    ---------------
provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.


                                   ARTICLE IV
                                    Officers
                                    --------

     Section 4.1.   Executive Officers; Election; Qualifications; Term of
                    -----------------------------------------------------
Office; Resignation; Removal; Vacancies.   The Board of Directors shall choose a
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Chief Executive Officer, a President and a Secretary, and it may, if it so
determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

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     Section 4.2.   Powers and Duties of Executive Officers.   The officers of
                    ---------------------------------------
the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


                                   ARTICLE V
                                     Stock
                                     -----

     Section 5.1.   Certificates.   Every holder of stock shall be entitled to
                    ------------
have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 5.2.   Lost, Stolen or Destroyed Stock Certificates; Issuance of
                    ---------------------------------------------------------
New Certificates.   The corporation may issue a new certificate of stock in the
----------------
place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI
                                 Miscellaneous
                                 -------------

     Section 6.1.   Fiscal Year.   The fiscal year of the corporation shall be
                    -----------
determined by resolution of the Board of Directors.

     Section 6.2.   Seal.   The corporate seal shall have the name of the
                    ----
corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 6.3.   Waiver of Notice of Meetings of Stockholders, Directors and
                    -----------------------------------------------------------
Committees. Any written waiver of notice, signed by the person entitled to
----------
notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any

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business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 6.4.   Indemnification of Directors, Officers and Employees.   The
                    ----------------------------------------------------
corporation shall indemnify to the full extent authorized by law any person made, or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

     Section 6.5.   Interested Directors; Quorum.   No contract or transaction
                    ----------------------------
between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 6.6.   Form of Records.   Any records maintained by the corporation
                    ---------------
in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 6.7.   Amendment of By-laws.   Except with respect to Sections 1.2,
                    --------------------
1.3, 1.7, 1.10 and 6.4 of these by-laws, for which the amendment or repeal thereof, or adoption of any provision inconsistent therewith, shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, or any amendment to Section 2.2 that would permit the removal of a director only for cause or by a supermajority vote of the stockholders, which amendment also shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, these by-laws may be amended or repealed, and new by-laws made, by the

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Board of Directors without the approval of the majority of the outstanding shares of capital stock of the Corporation.

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